EXHIBIT 10.9

                          CONSULTING SERVICES AGREEMENT

                  This Consulting Services Agreement (the "Agreement") is made this 21st day of November, 2003 by and between Advanced Aesthetics, Inc., a Delaware corporation ("AAI") and Johns Hopkins Medicine (`JH"), acting through The Johns Hopkins Health System Corporation, a Maryland corporation ("JHHS") and The Johns Hopkins University, a Maryland corporation ("JHU")

                                    RECITALS

         1. AAI is a company dedicated to providing a nationwide, comprehensive suite of medical and non-medical services arid products for aesthetic enhancement in a hospitality environment.

         2. JHU is a university that has medical, nursing and public health schools and JHHS is a hospital system; together, both are international leaders in the education of physicians and medical scientists in biomedical research, and in the application of medical knowledge to patient care.

         3. AAI has assembled leading cosmetic medical professionals to serve on its medical board to set clinical policy and provide insight and advanced market knowledge of clinical innovation in the field of aesthetic medicine.

         4. AAI has developed proprietary techniques and processes to both deliver and measure the benefit of cosmetic medical procedures.

         5. AAI desires to obtain certain services from JH as described in this Agreement.

         6. JH has a high degree of interest in advancing the cosmetic medical capabilities for both the plastic surgery and dermatology faculty of JHU as well as the cosmetic medical center of JHHS and JHU in Green Spring Station.

         7. JH desires to gain access to and utilize AAI's proprietary techniques and processes for concierge services, diagnostic capabilities and integrated modalities for its Green Spring Station Cosmetic Center. JH also desires to have the right to partner with AAI in neighboring markets so as to benefit from "market exclusivity" using AAI's proprietary techniques and processes.

         8. Both parties acknowledge one another's commitment to optimum client outcomes (in medical aesthetic results as well as in standard medical measures) and in elevating the standards of care in the cosmetic medical field.

         9. Both parties have an interest in broadening their relationship and will continue, without obligation, discussions in that regard

                  NOW THEREFORE, in consideration of the premises, and of the mutual covenants and conditions contained herein, JH and AAI agree as follows:

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            1. Consulting  Services.  JH will provide consulting services to AAI
(the "Services") consisting of:

                  (a) Review and assessment of AAI's medical  delivery  protocol document. This document will contain the topics set forth in EXHIBIT
            1. These Services will be delivered within thirty (30) days of the execution of this Agreement and are expected to require no more than ten (10) work-days to complete. As AAI develops additional protocols, these will be submitted to JH for review and assessment from time to time.

                  (b) Consultation on the development of outcomes studies methodologies. These Services will be delivered within a timeframe to be mutually agreed to by AAI and JHU. Should AAI, either itself or through third parties, conduct outcomes studies, publish or disseminate the results of outcomes studies, and cite advice received from JH or JH personnel, AAI will ensure that a disclosure statement accompanies all such publication or dissemination. The disclosure statement will read "Under a consulting services agreement, Johns Hopkins received payment from AAI for providing advice with respect to this study."

            Services with respect to outcomes studies will be limited strictly to advice on how to perform such studies. JH will not participate in any actual studies. JH will perform the Services in good faith and through the reasonable exercise of the professional judgment of its faculty and staff who are engaged to provide the Services. JH DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. JH and AAI acknowledge their intent to discuss collaborative research opportunities in the future. If both parties elect to proceed and mutually acceptable terms can be agreed upon, they would enter into a separate contract with respect to such opportunities.

            Additionally, JH is open to advising and participating on AAI's medical board subject to resolving potential conflicts of interest as determined in JH's sole discretion.

            2.    Use of Mark

                  (a) Subject to the prior written approval of JH, JH agrees that AAI may make a factual statement in its medical collateral materials in both print and electronic media (the "AAI Materials") describing the specific Services provided by JH as of the date of use or distribution of the AAI Materials in question. It is understood the AM Materials may be referred to by AAI as part of its concierge consultation process. It is understood that, over time, if more Services are provided by JH, the number of factual statements referring to JH may increase at JH's sole discretion. No reference may be made to Services to be provided in the future.

Provided all other conditions are met, JH, by signing this Agreement, gives its approval for: (a) references to the Mark that are consistent with the statements set forth on EXHIBIT 2 to this Agreement, provided that, JH reserves the right to approve the specific media and context in which the Mark is used including the frequency of usage and juxtaposition with other content,

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and (b) use of the  Mark in the  pamphlets  of AAI and on AAI's  website  in the manner depicted in the specific examples attached to EXHIBIT 2 Any reference to JH that is not consistent with the examples on EXHIBIT 2, or any other use of the Mark, shall be subject to the prior written approval of JH, which may be granted or denied in Its sole discretion. The Mark in any event shall initially be used only in descriptive text within AAI Materials. JH will consider in the future, but without obligation, allowing the Mark to be placed on medical facilities of AAI in a form approved by JH according to its institutional standards and with prior written approval from JH, which approval may be granted or denied in JH's sole discretion. Except as described in the previous sentence, the Mark shall not be physically placed on, or otherwise used to brand, any product, letterhead or other tangible property of AAI. The Johns Hopkins name, any derivatives of such name, and any logos or symbols of JH or any of its affiliates are herein collectively called the "Mark".

                  (b) All AAI Materials that refer to the Mark and each instance of a proposed reference to JH in public relations activities will be subject to consultation with and the final approval of JH as described above, with appropriate lead time in each case. Unless otherwise agreed in writing by fl requests for approval of a reference to the Mark shall be submitted at least fourteen (14) days in advance. The associate director of the School of Medicine Office of Corporate Communications (currently Mr. Steve Libowitz) will serve as JH's first source of review and the sole contact with media. No JH faculty, staff, student or administrator or any other person associated with JH will be made available to the media unless it is with the express, written consent of the associate director of the School of Medicine Office of Corporate Communications.

            3.    Intellectual Property

                  (a) AAI will permit JH to use, without charge, hi its Cosmetic
            Center in Baltimore, Maryland AAI's proprietary service techniques and customer service informational material and all enhancements and upgrades to such material, including, without limitation, any material not previously developed with JH. AAI will make such material available to JH upon request and will, in good faith, cooperate with JH as needed in its implementation (without charge for a responsible and customary degree of assistance in such implementation). This permission is limited to a single Baltimore site only and shall not be transferred without the prior written approval of AAI.

                  (b) If JH develops,  in whole or in part, service  techniques, customer service information or other intellectual property as a result of providing the Services, such intellectual property shall belong solely to JH, JHHS or JHU and, as such, can be used by them without restriction or limitation or any compensation to AAI (though AAI shall have a non-exclusive license to use for the Term of this Agreement intellectual property which JH makes available to AAI as part of the Services without compensation other than as set forth in this Agreement). If AAI and JH agree in writing to co-develop service techniques, AAI's license for such co- developed techniques shall continue after the Term of Agreement as set forth in any such separate agreement.

            4. Consideration. The consideration for the Services and the limited use by AAI of the Mark shall be as follows:

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                  (a) AAI will pay faculty of the JHU School of Medicine fees in the amount of $5,000 per day (or $700 per hour) to perform the Services outlined in Section 1 of this Agreement. Payment will be within thirty (30) days after invoicing by JH.

                  (b) In  addition to the  compensation  for  Services,  AAI, in consideration for the limited use of the Mark permitted by this Agreement, will:

                        (i) Pay JH the sum of  $300,000  per  year in  quarterly
                  increments of $75,000 each commencing on December 1, 2003 and continuing on the first day of March, June, September and December of each calendar year during the Term of this Agreement; and

                        (ii) Issue to JH contemporaneously with the execution of
                  this Agreement 500 shares of the Series E Preferred Stock, par value S per share, of AAI (the "Preferred Shares"), having the rights and privileges set forth in the certificate of designation attached hereto as EXHIBIT 5

      As referenced in Recital 9 to this Agreement, the parties will explore a broader relationship (the "Phase 2 Relationship"). If the Phase 2 Relationship is agreed upon, the consideration to JH will be enhanced as follows: (a) the annual compensation for usage of the Mark will be increased to $1 million payable in equal quarterly installments plus a one time additional payment of $500,000 to be paid in equal quarterly installments following the opening of AAI's initial proprietary ambulatory surgery center (as described in the hereinafter defined Business Plan), and (b) AAI will issue to JH additional Preferred Shares in an amount to be negotiated in good faith.

            5. Term. This Agreement shall be in effect through November 21, 2008 (the "Term"). Thereafter, this Agreement shall renew for additional three-year periods unless either party shall provide written notice of termination to the other party no later than 120 days prior to the then current expiration date. Notwithstanding anything in this Agreement to the contrary, either AAI or JH may elect, in its sole discretion, to terminate this Agreement by written notice to the other party if the Phase 2 Relationship has not been agreed upon on or before November 30, 2004.

            6. Representations and Warranties of JH. JH represents and warrants to AAI as follows:

                  6.1 Authorization; Validity of Agreement; No Violation.

                  (a) JH has the  requisite  power and  authority to (i) perform this Agreement and each other document to be performed pursuant to this Agreement (collectively, with this Agreement, the "JH
            Documents") to which JH is a party, and (ii) consummate the transactions contemplated hereby and thereby.

                  (b) JH has duly authorized, executed and delivered this Agreement and each of the other JH Documents to which it is or will be a party.

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

                  (c) This  Agreement  and each other JH Document  are valid and binding obligations of JH, enforceable against JH in accordance with their terms and do not violate any law or agreement applicable to JH.

                  6.2 Investment Undertaking. JH acknowledges that the Preferred
            Shares and the shares of common stock, par value $.0l per share, of AAI issuable upon conversion of the Preferred Shares will be "restricted securities" within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act of 1933
            ("Rule 144"). JH is acquiring the Preferred Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933. JHHS and JHU are "accredited investors," as defined in Rule 501 of Regulation D under the Securities Act of 1933. JH understands that Rule 144 requires that the Preferred Shares and the shares of common stock issuable upon conversion may not be disposed of for a period of at least one year. JH understands that it must bear the economic risk of the investment in the Preferred Shares and the shares of common stock issuable upon conversion of the Preferred Shares indefinitely because such shares may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act of 1933 and applicable state securities laws, or an exemption from registration is available.

            7. Representations and Warranties of AAI. AAI represents and warrants to JH as follows:

                  7.1   Authorization Validity of Agreement; No Violation.

                  (a) AAI has the  requisite  capacity and  authority to perform this Agreement and each other document to be performed pursuant to this Agreement (collectively, with this Agreement, the "AAI Agreements") to which it is a party and to consummate the transactions contemplated hereby and thereby.

                  (b) AAI has  duly  authorized,  executed  and  delivered  this
            Agreement and each of the other AAI Agreements.

                  (c) This Agreement and each other AAI Agreement is a valid and binding obligation of AAI, enforceable against it in accordance with their respective terms and do not violate any law or agreement applicable to AAI

                  7.2 Shares Duly  Authorized.  The Preferred  Shares and Common
            Stock issuable upon conversion thereof have been duly authorized and upon issuance in accordance with their terms will be duly and validly issued and non-assessable.

      8. Other Agreements of the Parties. In addition to the other provisions of this Agreement, the parties agree as follows:

            8.1 Licenses: Professional Insurance; and Hiring Standards. AAI will cause (i) all medical centers and other facilities of AAI to be fully licensed by all appropriate agencies, and (ii) each such center or other facility to carry all required liability and professional insurance. In hiring all physicians, nurses, technical support staff and other personnel who will be involved in the delivery of medical services, AAI will comply with hiring standards and requirements acceptable to JH. AAI will provide JH with copies of all such standards and requirements and, within fifteen (15) days after request by JH, evidence that AAI has adhered to them in its hiring practices. In any event, AAI shall at a minimum maintain the insurance coverages set forth on EXHIBIT 3 to this Agreement. Such insurance shall name JHHS, JHU and their affiliates as additional insureds and provide that JH will receive thirty (30) days advance written notice of any change in, or cancellation of, coverage. AAI shall provide certificates evidencing such insurance to JH within fifteen (15) days after request.

            8.2 Business Plan. AAI will operate each facility, and conduct its business generally, in accordance with the Business Plan (the "Business Plan") dated October 2003 (a copy of which has been delivered to JH) or as otherwise determined by A.AI's board of directors. If AAI's board of directors determines to operate its business other than in accordance with the Business Plan, JH may elect, in its sole discretion, to terminate this Agreement on ninety (90) days written notice to AAI.

            8.3 Billing Procedures. AAI shall be responsible for assuring, throughout the term of this agreement, that all of its billing procedures are fully in accord with the requirements of all applicable public and private payers and applicable laws and regulations.

            8.4 Maryland/Washington, D.C. Market. AAI will not enter the Maryland/Washington, D.C. Market as described on EXHIBIT 4 to this Agreement (the "Market") other than in partnership with JH. In the event that JH declines to open another medical center in the Market in partnership or other affiliation with AAI, AAI will not conduct operations in the Market unless and until JH consents in writing to such operations by AAI (which consent may be granted or denied by JH in its sole discretion). In addition, JH shall have the right to expand its operations in Baltimore, Maryland into any other portion of the Market independently and not in partnership or other affiliation with AAI.

      8.5   Non-Disclosure of Confidential Information

            (a) Each party shall not, and each party shall cause its officers, directors, employees, agents, accountants and counsel not to, communicate or use to the detriment of the other party or for the benefit of any other person any Confidential information (hereinafter defined) relating to the other party.

            (b)   For purposes of this Agreement:

                  (i) "Confidential Information" shall mean; Any data or information pertaining to the arrangement between the parties contemplated by this Agreement that is specifically designated as "CONFIDENTIAL". To the extent consistent with the foregoing, Confidential Information includes, without limitation, contracts and contractual relations with customers and suppliers, computer software programs (including object code and source code), database
            technologies,   systems,
            structures and architectures, business acquisition plans and new personnel acquisition plans. "Confidential Information" shall not include any information that: (i) is or becomes publicly known other than as a result of a breach by Recipient Party (hereinafter defined) or its representatives of this Agreement; (ii) has been or shall be otherwise independently acquired by or developed by Recipient Party without violating the terms of this Agreement; or
            (iii) is known by Recipient Party or its representatives prior to its disclosure to Recipient Party by Disclosing Party (hereinafter defined).

                  (ii) "Disclosing Party" shall mean the party disclosing Confidential Information to the other party. "Recipient Party" shall mean the party receiving Confidential Information from the other party.

            (c) In the event Recipient Party receives a court order or other governmental or administrative decree of appropriate and sufficient jurisdiction requiring disclosure of Disclosing Party's Confidential
      Information, Recipient Party shall give Disclosing Party reasonable written notice prior to such disclosure in order to permit Disclosing Party, at its expense, to seek a protective order. Recipient Party shall also cooperate with Disclosing Party in seeking a protective order, and release only so much of Disclosing Party's Confidential information as is required by such order.

            8.6 Stockholders Agreement. Concurrently herewith, the parties are entering into a stockholders agreement (the "Stockholders Agreement") relating to the transfer of the shares of AAI to be received hereunder which agreement is annexed as Exhibit 6

            8.7 Registration Rights Agreement. Concurrently herewith, the parties are entering into a registration rights agreement (the "Registration Rights Agreement") which provides JH with the right to register the shares of Common Stock underlying the Preferred Shares as provided therein which agreement is annexed as Exhibit 7.

            8.8 Late Payments. Any payment due pursuant to this Agreement that is not made by AAI within fifteen (15) days of the date due shall: (i) be subject to a 3% late charge which is intended to cover in part the administrative expense incurred by JH in handling a late payment, and (ii) accrue interest from the date due until paid in full at the rate of 10% per annum.

            9.    Control of Mark

            (a) The rights granted to make reference to the Mark by this Agreement arc non-divisible and shall not be transferred or sub-licensed in whole or in part without the prior written consent of JH, which consent may be granted or denied in its sole discretion.

            (b) Notwithstanding anything to the contrary contained in this Agreement, A.AI may not use the Mark in any manner that JH, in its sole discretion, deems to be illegal, vulgar, obscene, in bad taste or inconsistent with the professional image and reputation of JH.

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

            (c) AAI recognizes the substantial value and goodwill associated with the Mark and that the Mark has acquired a secondary meaning as being synonymous with medical services and education of the highest quality arid pioneering health and medical research. AAI agrees that it will conduct its businesses in accordance with such standards of quality and professionalism and in compliance with all applicable laws, so as to protect the goodwill embodied in the Mark and the reputation of JH, JHHS and JHU. All marketing and promotion of AAI's services using the Mark shall be done in a dignified, tasteful and professional manner in keeping with the standards of JH.

            (d) JH shall have the right, but not the obligation, to request at any time samples of then current AAI Materials for quality control purposes. JH shall advise AAI in writing of any use which is inconsistent with this Agreement (an "Inconsistent Use Notice"), and AAI shall immediately cease such use. Notwithstanding the foregoing, JH shall not have the right to send an Inconsistent Use Notice with respect to any use previously approved by JH pursuant to this Agreement.

            (e) In addition to any other rights or remedies of JH set forth in this Agreement, AAI shall pay JH the sum of $10,000 for each instance of an intentional and controllable misuse of the Mark. Such fee represents an administrative charge to defray costs and expenses of JH in monitoring use of the Mark. It does not constitute a license for such misuse nor does it in any manner affect JH right to seek injunctive relief or damages.

      10.   Protection of the Mark

            (a) AAI agrees that, except f the rights granted expressly in this Agreement, AAI shall have no right, title or interest in the Mark, and that the Mark is the sole property of JH and its affiliated entities. AAI shall not challenge, or cause a third party to challenge, the validity and ownership by JH and its affiliated entities of the Mark, or seek to register, defend, compromise or dispute any rights in and to the Mark.

            (b) AAI shall advise JH of any apparent infringement of the Mark of which it becomes aware and will cooperate with 313 in the prosecution of any action brought to protect the Mark. JH shall have the sole and exclusive right to sue for an alleged infringement of the Mark and to retain all recoveries and any other revenues deriving therefrom.

            (c) Each party agrees to give the other prompt written notice of any claim or legal proceeding which is threatened or actually instituted against such party by any third party involving the rights to the Mark as licensed under this Agreement and to cooperate in good faith in the resolution of the matter.

            (d) AA1 shall execute any additional documents and provide any information and consents as are reasonably necessary in order to effect the protection of the Mark as licensed under this Agreement.

      11.   Indemnification

            (a) AAI agrees to indemnify, defend and hold harmless JH and its respective employees, officers, directors, physicians, agents, and all related and affiliated

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entities (including JHHS and JHU) (collectively,  the "Hopkins Parties") for any
losses,   claims,  damages  or  liabilities,   including,   without  limitation,
attorneys' fees and court costs (collectively, the "Claims"), arising out of or with respect to (i) any injury or damage caused by any services Or goods sold or otherwise provided by AAI including medical diagnosis and treatment, or (ii) any negligent action or negligent omission of AAI, or (iii) any breach by AAI of this Agreement or (iv) any use of the Mark in connection with the business of AAI; provided that, such indemnification obligation shall be reduced in an equitable manner to the extent any Claim arises in part from a negligent act or omission by JH or its affiliates or a material breach by JH or its affiliates of this Agreement. In the event any claim, action or proceeding is brought against any of the Hopkins Parties, which is subject to indemnification under this Section, AAI, upon written notice from the Hopkins Parties, shall defend or settle the same at AM's sole cost and expense with legal counsel reasonably satisfactory to the Hopkins Parties. If AAI' fails to assume the defense of any matter subject hereto within a reasonable period of time after such written. Notice, the Hopkins Parties may proceed to defend or settle the matter with legal counsel of their own selection at AAI's cost and expense. The Hopkins Parties shall cooperate with AAI in the defense or settlement of any claim subject to indemnification under this Section. All compromises and settlements shall require the prior written consent of the Hopkins Parties, which consent shall not be unreasonably withheld.

            (b) JH agrees to indemnify, defend and hold harmless AAI and its respective employees, officers, directors, agents, and affiliated entities (collectively, the "AAI Parties") for any Claims arising out of or with respect to: (i) any allegation that the use of the Mark as permitted under this Agreement infringes the proprietary rights of any third party, (ii) any negligent acts or negligent omissions of JH, or its affiliated entities, or their employees, consultants, physicians, agents or representatives, or (iii) any breach by JH or its affiliates of this Agreement; provided that, such indemnification obligation shall be reduced in an equitable manner to the extent any Claim arises in part from a negligent act or omission by AAI or a breach by AAI of this Agreement. In the event any claim, action or proceeding is brought against the AAI Parties which is subject t indemnification under this Section, JH upon written notice from the AAI Parties, shall defend or settle the same at JH sole cost and expense with legal counsel reasonably satisfactory to the AAI Parties. If JH fails to assume the defense of any matter subject hereto within a reasonable period of time after such written nonce, the AAI Parties may proceed to defend or settle the matter with legal counsel of their own selection at JH cost and expense. The AAI Parties shall cooperate with JH in the defense or settlement of any claim subject to indemnification under this Section. All compromises and settlements shall require the prior written consent of the AAI Parties, which consent shall not be unreasonably withheld.

            (c) These indemnification provisions shall survive termination of this Agreement for any reason.

      12.   Termination of Right to Use Mark.

            JH shall have the right to require AAI to cease any reference to or use of the Mark: (a) if an Event of Default by AAI occurs and continues beyond any applicable notice and cure period set forth in Section 13 of this Agreement, or (b) in the event JH determines in good faith that AAI is not operating its business in conformance with protocols and quality standards acceptable to JH, or (e) in the event JH determines in good faith that AAI has conducted its business in a manner that materially and adversely reflects on the image and reputation of JH, JHHS or JHU because of the affiliation with AAI. JH shall not exercise its rights pursuant to the previous clauses (b) and (c) without first providing to AAI a sixty (60) day period in which to explain the situation and state bow it intends to remedy it. If not satisfied at the end of such sixty
(60) day period, JH, at its option, may prohibit further `use of the Mark. Upon exercise of the right to terminate use of the Mark as described above or `upon termination of this Agreement for any reason, AAI shall have no further right to use the Mark and shall immediately cease use of the Mark. AAI consents to injunctive relief in the event of any misuse or unauthorized use of the Mark.

      13.   Default; Termination

            (a) Termination by AAI. AAI shall have the right to terminate this Agreement upon the occurrence of any of the following events provided that such intent to terminate is expressly stated in any Notice (hereinafter defined) of default described below:

                  (i) If JH fails to perform any material  term,  condition,  or provision contained in this Agreement and such default continues for sixty (60) days after Notice to remedy same from AAI; provided that, in the event such default on the part of JH cannot be remedied within sixty (60) days and JH has promptly and diligently proceeded with action to remedy such default, then JH shall be allowed such additional time as shall be reasonable to remedy the default;

                  (ii) If JH files a voluntary bankruptcy or goes into liquidation voluntarily or enters into any composition or arrangement with or for the benefit of creditors of Hi, or allows any final, non-appealable judgment or involuntary bankruptcy filed against JH to remain unsatisfied or not dismissed for a period of sixty (60) days; or

                  (iii) If any representation or warranty of JH in this Agreement proves to be false or misleading in any material respect.

            (b) Termination by JH. JH shall have the tight to terminate this Agreement upon the occurrence of any of the following events provided that such intent to terminate is expressly stated in arty Notice of default described below:

                  (i) If AAI fails to make any  payment to JH when due  pursuant to this  Agreement  and such failure  continues  uncured for fifteen
            (15) days after Notice from JH; provided that, AAI shall be entitled to notice of a monetary def only once during each Contract Year (the term Contract Year meaning each consecutive twelve (12) month period from the date of this Agreement), with JH having a right to terminate immediately upon Notice and `with no cure period upon a second monetary default within a Contract Year;

                  (ii) If AAI  misuses the Mark and such  misuse  continues  for five (5) days after Notice from JN provided that AAI shall only be entitled to one (I) Notice for a specific misuse of the Mark and, in the event of a reoccurrence of such misuse for which a Notice has been given, 311 may terminate this Agreement immediately upon Notice and with no further cure period;

                  (iii) If AAI fails to perform any other material term, condition, or provision contained in this Agreement (exclusive of those described in paragraphs (i) and (ii) above) and such default continues for sixty (60) days after Notice to remedy same from M provided that, in the event such def on the part of AAI cannot be remedied within sixty (60) days and AAI has proceeded promptly and diligently with action to remedy such default, then AAI shall be allowed such additional time as shall be reasonable to remedy the default (such extended cure period shall apply only to this subparagraph (iii) and not to any other def set forth in this Section (b);

                  (iv) If AAI files a voluntary bankruptcy or goes into liquidation voluntarily, or enters into any composition or arrangement with or for the benefit of creditors of AAI, or allows any final, non judgment or involuntary bankruptcy filed against AAI to remain unsatisfied or not dismissed for a period of sixty (60) days;

                  (v) If any representation or warranty of AAI in this Agreement proves to be false or misleading in any material respect; or

                  (vi) If AAI  defaults  under  the  Stockholders  Agreement  or
            Registration Rights Agreement and such default continues uncured beyond any applicable notice and cure period.

      (c) Upon termination of this Agreement pursuant to this Section 13, all obligations of the parties shall terminate except those under Section 11.

      14.   Damages

            (A) EXCEPT TO THE EXIENT ENCOMPASSED WITHIN A THIRD PARTY CLAIM INDEMNIFIED AGAINST PURSUANT TO SECTION 11, NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, .JH, JHU, JHHS AND AAI SHALL NOT BE LIABLE IN ANY MANNER FOR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES. EACH PARTY IRREVOCABLY WAIVES ITS RIGIIT TO SEEK SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES AND ACKNOWLEDGES NAT SUCH WAIVER IS A MATERIAL INDUCEMENT FOR THE OTHER PARTY TO ENTER INTO THIS AGREEMENT.

            (B) AAI AGREES THAT NO HOPKINS PARTY (INCLUDING, WITHOUT LIMITATION, ..JH, JHU AND JHHS) SHALL BE UABLE TO AAI FOR ANY ACTIONS, DAMAGES, CLAIMS, LL&BUATLES, COSTS, EXPENSES OR LOSSES IN ANY WAY

ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SERVICES PERPORMED HEREUNDER FOR AN AGGREGATE AMOUNT IN EXCESS OF THE GREATER OF (A) $250,000, OR (B) THE SUMS ACTUALLY PAID TO JH PURSUANT TO THIS AGREEMENT.

      15.   Miscellaneous

            15.1 Force Majeure. Neither JH nor AAI shall be liable for any delays resulting from circumstances or causes beyond its reasonable control, including, without limitation, fire or other casualty, act of God, strike or labor dispute, war, terrorism or other violence, or any law, order or requirement of any governmental agency or authority. Nothing contained in this Section, though, shall excuse payment of a monetary obligation.

            15.2 Independent Contractor. Each party to this Agreement is an independent contactor. None of the provisions of this Agreement is intended to create, nor shall be deemed or construed to create, any employer-employee partnership, joint venture, or other relationship between such parties.

            15.3 No Third-Party Beneficiaries. The obligations of each party to this Agreement shall inure solely t the benefit of the other party, and no person or entity shall be a third party beneficiary of this Agreement.

            15.4 Preparation. Each party and its respective legal counsel have cooperated in the drafting of this Agreement. This Agreement shall be deemed, therefore, to be their joint work product and shall not be construed against any party on the basis of its preparation.

            15.5 Survival of Representation and Warranties. Each party has the right to rely upon the representations and warranties of the other contained herein and the documents referred to herein all of which shall continue in full force and effect after the closing hereunder.

            15.6 Transaction Fees and Expenses. Each party hereto shall bear all costs incurred by it in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, A.AI shall reimburse M for all reasonable and necessary travel and other business related expenses incurred by JH in connection with the performance of JH's agreements hereunder, provided that such expenses shall be subject to prior approval by AAI, which approval will not be unreasonably withheld or delayed. Such e shall be reimbursed within thirty (30) days after the submission by JH of appropriate documentation with respect thereto. Reimbursable expenses include, without limitation, business class airfare (unless otherwise mutually agreed), lodging in hotels of mutually acceptable quality, meals, ground transportation, gratuities and mutually agreed upon hotel expenses.

            15.7 Notices. All notices or other communications to be given hereunder ("Notice") shall be in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, (ii) certified or registered mail, postage paid, return receipt requested, (iii) facsimile transmission with a copy thereof sent on the same day by postage paid first-class mail or (iv) by personal delivery to such party at the following address:

                           To AAI:

                  515 North Flagler Drive, Suite 300P
                  West Palm Beach, FL 33401
                  Attention: President
                  Tetecopier No.: (561) 802-4181

                  with a copy to:

                  Jenkens & Gilchrist Parker Chapin LLP
                  The Chrysler Building
                  405 Lexington Avenue

                  New York, NY 10174
                  Attention: Edward R.  Mandell
                  Telecopier No.: (212) 704-6160

                  To JH:

                  901 South Bond Street, Suite 550
                  Baltimore, MD 21231
                  Attention: Steven A.  Libowitz
                  Telecopier No.: (410) 955-8255

                  with copies to:

                  The Johns Hopkins Health System Corporation
                  600 N.  Wolfe Street, Administration 400
                  Baltimore, Maryland 2 1287-1914
                  Attention: General Counsel
                  Telecopier No.: (410) 614-3465

                  The Johns Hopkins University
                  3400 N.  Charles Street, 113 Garland Hall
                  Baltimore, Maryland 21218
                  Attention: General Counsel
                  Telecopier No.: (410) 516-5448

                  or such other address as either party hereto may at any time, or from time to time, direct by Notice given to the other party in accordance with this Section 15.7.

            15.8 Amendment Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective unless in writing and signed by or on behalf of the party against whom the same is sought to be enforced.

            15.9 Governing Law; Jurisdiction; Jury Trial This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Maryland.

Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the Northern Division of the State of Maryland in connection with any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such Court (unless such Court lacks jurisdiction with respect to such proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of Howard County in the State of Maryland in connection with such proceeding and waives any objection to venue in the courts of Howard County) and agrees that service of any summons, complaint, notice or other process relating to such proceeding may be effected in the manner provided by Section 15.7. EACH PARTY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER OR CONTROVERSY ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS DESCRIBED HEREIN. THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL.

            15.10 Remedies. In the event of any actual or prospective breach or default by any party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of injunction and specific performance. Nothing contained herein and no election of any particular remedy shall be deemed to prohibit or limit any party from pursuing, or be deemed a waiver of the right to pursue, any other remedy or relief available now or hereafter ex at law or in equity (whether by statute or otherwise) for such actual or prospective breach or default, including the recovery of damages.

            15.11 Severability. The provisions hereof are severable and if any provision of this Agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall riot be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable.

            15.12 Assignment. This Agreement arid all of the provisions hereof shall be binding upon arid inure to the benefit of the parties hereto and their successors (whether by operation of law or otherwise) and including a purchaser of the business, stock or assets of a party hereto; provided that, JH may elect, in its sole discretion, to terminate this Agreement if Control (hereinafter defined) of AAI is acquired by a pharmaceutical company or by a manufacturer or distributor of alcohol, weapons or pornography or by any other person or entity whose ownership of AAI would impair the image and reputation of JH as determined by JH in its sole discretion. "Control" means either: (a) ownership, directly or indirectly, of more than fifty percent (50%) of the stock or voting interests in AAI, or (b) the right, directly or indirectly, to direct the executive decision making of AAI by contract or otherwise, including, without limitation, by ability to appoint a controlling number of the members of the board of directors of AAI. In addition, JH may assign this Agreement at any time to a wholly-owned subsidiary of JHU and JHHS and, in such event, shall have no further obligation or liability under this Agreement from and after the date of such assignment. Except as aforesaid, no party shall assign any rights or delegate any obligations hereunder. AAI acknowledges, however, that JHHS and JHU may subcontract with other affiliates for performance of certain of the Services. Such subcontracting shall not create any direct liability of other affiliates to AAI.

            15.13 Entire Agreement. This Agreement, together with the Exhibits and other documents referred to herein, required to be delivered pursuant to the terms hereof or delivered simultaneously herewith, contains the terms of the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, commitments, understandings, discussions, negotiations or arrangements of any nature relating thereto.

            15.14 Sole Discretion. Wherever in this Agreement JH has the right to make a decision in its "sole discretion," AAI acknowledges and agrees that the decision of JH shall not be subject to question or challenge in any manner by AAI. AAI waives any right it may otherwise have, if any, to question or challenge any such decision of JH.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

           IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first listed above.

ADVANCED AESTHETICS, INC.



By:   /s/ Richard Rakowski
    -------------------------------------------------
         Richard Rakowski
         Chairman

JOHNS HOPKINS MIDICINE

Acting through
The Johns Hopkins Health System Corporation

By:    /s/ Richard A. Grossi
   --------------------------------------------------
         Richard A. Grossi


The John Hopkins University

By:    /s/ Richard A. Grossi
    -------------------------------------------------
         Richard A. Grossi

                                  EXHIBIT LIST

           Exhibit 1 -- Contents of AAI's Medical Delivery Protocol document

           Exhibit 2 -- Examples of Name Usage

           Exhibit 3 -- Insurance

           Exhibit 4 -- Description of Maryland/Washington, DC Market

           Exhibit S -- Certificate of Designation

           Exhibit 6 -- Stockholders Agreement

           Exhibit 7 -- Registration Rights Agreement

EXHIBIT 1: THE AAI MEDICAL DELIVERY PROTOCOLS DOCUMENT

            1. Physician accreditation process - the process used to approve (i) plastic surgeons, (ii) cosmetic dermatologists and (iii) cosmetic dentists for participation in AAI's medical delivery

            2. AAI Modalities -- (i) The use of an aesthetics concierge, (ii) the use of a protocol- driven concierge consultation process, (iii) the standardization of pre and post procedure physician evaluations, (iv) the fusion of spa service in the delivery of cosmetic dermatology procedures,
      (v) the use of aesthetic diagnostic tools to measure aesthetic improvement for clients that undergo AAI cosmetic medical treatments (vi) pie and post surgical support services for clients that undergo plastic surgery

            3. ASC's -- the capabilities and credentials of AAI's partnered ASC's Assigning cases to physicians - the triage process that AAI will use to connect AAI clients with physicians.

            4. Responsible client migration from non-medical to medical services
      - the protocols and training that AAT will use to responsibly facilitate non-medical (salon) clients pursuing cosmetic medical procedures

            5. Quality assurance and safety -- the process that AAI will use to insure client safety and AAI's compliance with all of its medical delivery protocols

            6. Measuring outcomes -- how AAI intends to measure outcomes for (i) adverse medical events and (ii) aesthetic improvements

            7. Medical governance -- how AAI will make its medical decisions

EXHIBIT 2:  EXAMPLES OF ACCEPTABLE USES OF NAME ON COLLATERAL
MEDICAL MATERIALS AND AS REFERENCED DURING AAI'S CONCIERGE
CONSULTATION PROCESS

            1. Johns Hopkins Medicine's Plastic Surgery and Dermatology Departments have reviewed The Advanced Aesthetics Institute's processes for; (i) selecting its physicians, (ii) designing its facilities, (iii) fostering client safety, and (iv) measuring aesthetic improvement results.

            2. Johns Hopkins Medicine has reviewed The Advanced Aesthetics Institute's processes for; (i) selecting its physicians, (ii) designing its facilities, (iii) fostering client safety, and (iv) measuring aesthetic improvement results.

            3.  Johns  Hopkins   Medicine's   Plastic  Surgery  and  Dermatology
      Departments have reviewed The Advanced Aesthetics institute's key medical delivery processes for fostering client safety.

            4. Johns Hopkins Medicine has reviewed The Advanced Aesthetics Institute's key medical delivery processes for fostering client safety.

AAI shall provide samples of proposed use of the Mark in AAI's pamphlets and website, and these samples shall be review and approved by ill in accordance with Section 2 of the Agreement.

EXHIBIT 3: MINIMUM INSURANCE COVERAGES FOR AAI

      o     General liability ($1 million/$3 million)

      o     D&O and Employee Practices Liability ($3 million)

      o     Umbrella coverage ($4 million)

EXHIBIT 4: DESCRIPTION OF THE MARYLAND/WASHINGTON DC MARKET

All of Maryland, all of the District of Columbia and the following cities and counties of Northern Virginia: City of Alexandria, City of Fairfax, City of Falls Church, City of Manassas Park, City of Winchester, Town of Leesburg, Town of Vienna, Town of Warrenton, Fairfax County, Londoun County, Arlington County, Prince William County, Culpeper County, FauquierCounty, Stafford County, and Shenandoah County.

EXHIBIT 5: CERTIFICATE OF DESIGNATION

Within thirty (30) days after execution of this Agreement. AAI agrees to execute a Certificate of Designation of Series E Preferred Stock, with terms satisfactory to M and substantially in the form attached hereto as EXHIBIT 5-I failure to execute such certificate within the 30-day time period shall be deemed a default by AAI under the terms of this Agreement.